Exhibit 10.1
Description of Compensation Payable to Non-Employee Directors
Upon the recommendation of the Compensation Committee of the Board, on February 2, 2006, the Board approved the following compensation payable to each non-employee director of the Board in respect of his service on the Board and/or a committee effective as of January 1, 2006:

Annual Retainer(1)
Lead Director	$69,500
All Other Non-Employee Directors	$34,500

Annual Grant of Restricted Stock or Deferred Stock Credits
Lead Director	$40,000
All Other Non-Employee Directors	$40,000

Annual Committee Chairman Stipend(1)
Audit Committee	$16,500
Compensation Committee	$13,500
Nominating/Corporate Governance Committee	$13,500

Annual Stipend for Committee Service (other than as Chairman)(1)
Audit Committee	$9,900
Compensation Committee	$8,000
Nominating/Corporate Governance Committee	$8,000

Stock Options(2)	One–time grant of 7,000 shares upon election to Board of Directors; Annual grant of 3,500 shares thereafter
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(1) Directors’ fees are paid quarterly.
(2) The exercise price for each award is the mean between the highest and lowest sales price of the Company’s Capital Stock on the New York Stock Exchange on the last trading day prior to the date of the grant.

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